Exhibit 10.82

AGREEMENT

This agreement entered into this 1st day of January 1997, by and between The Three Marquees (hereinafter called “Landlord”) and Mr. Tire, Inc. (hereinafter called “Tenant”).

WITNESSETH:

That for and in consideration of the rents herein reserved and to be paid by tenant to the Landlord and of the covenants and agreements herein set forth to be kept, performed and observed by Tenant, the Landlord does hereby rent, demise and lease to the Tenant and the Tenant does hereby take, lease and hire from the Landlord, upon the terms and conditions hereinafter set forth, land and improvements located at 1105 North Point Road, Dundalk Maryland, (the “Premises”), including specially a certain building located thereon, (the “Building”).

     1. Term

The Term of this Lease shall be ten (10) years commencing January 1, 1997 and terminating December 31, 2006, both dates inclusive (the “Term”). Tenant shall have the option of renewing and extending the term of this lease for two (2) successive term of ten (10) years, for the same rental terms and conditions as the original term.

     2. Rent

(A) Tenant, in consideration of this Lease, agrees to pay to Landlord, Basic Rent during the Term hereof, to be received on or before the first day of each month in accordance with the following schedule:

(i) For the Lease Year January 1, 1997-December 31, 1997, seventy four thousand six hundred thirty dollars and 88/100 dollars ($74,630.88) payable in twelve equal monthly installments of six thousand two hundred nineteen dollars and 24/100 dollars ($6,219.24);

(ii) For each of the Lease Years beginning January 1,1 998 through and including the leas year beginning January 1, 2006 the following rental adjustment shall apply: The rental amount from the previous year shall be adjusted by the Consumer Price Index, specifically the CPI for all Urban Consumers. The adjustment shall be no less than 3.5% per year and no more than 7% per year.

In the event that tenant pays Landlord any installments of Basic Rent or Percentage Rent after the due date, or any Additional Rent (as hereinafter defined) later than the (5th) day after billing therefore, then and in such event, Tenant shall pay to Landlord, together with and in addition to said installment of Basic Rent or Additional Rent, a late charge of five percent (5%) of installment past due. Any installments of Basic Rent or Additional Rent not made within ten (10) days from the date due shall, in addition to the foregoing late charges, bear interest from the date due at the rate of eighteen percent (18%) per annum (the “Default Rate”). If Landlord, during the Term of this Lease, receives two (2) or more checks from Tenant which are returned for insufficient funds.

Landlord, in addition to applicable late charges and reimbursement for any additional cost incurred by reason of any returned check, may require, at Landlord’s election, that any future payment shall be either bank certified, cashier’s or treasurer’s check. None of the foregoing late charges shall be construed to limit or otherwise waive any other remedies available to Landlord for Tenant’s default under this Lease. Anything contained herein to the contrary notwithstanding, the late charges provided hereunder shall be abated for one violation each Lease Year, provided Tenant cures such late payment within five (5) days after written notice that the same is past due.

(B) Tenant shall tender all payments due hereunder by good check to Landlord c/o The Three Marquees, P.O. Box 428, Savage, Maryland 20763, or to such other party or such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time or times accept said Basic Rent or Additional Rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute a waiver of any or all of Landlords rights hereunder.

(C) This Lease is what is commonly called a “triple net lease”, it being understood that Landlord shall receive the rent free and clear of any and all other impositions, taxes, liens, charges, or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. In addition to the Basic Rent, Tenant shall pay to the parties respectively entitled thereto all impositions, insurance premiums, utility charges (including but not limited to gas, fuel, electric, water, sewer, trash removal and telephone charges), operating charges, maintenance charges, construction costs, and any other charges, costs, and expenses which arise or may be contemplated under any provisions of the Lease during the Term hereof. All of such charges, costs, and expenses shall constitute Additional Rent, and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Basic Rent. For purposes herein contained the term “Rent” shall refer to Basic Rent and Additional Rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by the Tenant unless otherwise expressly permitted under the terms of this Lease and that Tenant shall in no event be entitled to any abatement of or reduction in Rent payable hereunder, except as herein expressly provided. Any present or future law to the contrary shall not alter this agreement of the parties. If Tenant defaults in the making of any payment to any third party or in the doing of any act required to be made or done by Tenant, then Landlord may, but shall not be required to make such payment or do such act, and the amount of the expense thereof, if made or done by Landlord, within interest thereon at the Default Rate accruing from the date paid by Landlord, together with an additional charge of fifteen percent (15%) of the amount so paid to cover Landlord’s administrative costs, shall be paid by Tenant to Landlord and shall constitute Additional Rent hereunder due and payable by Tenant upon receipt by Tenant of a written statement of costs from Landlord. The making of such payment or the doing of such act by Landlord shall not operate to cure Tenant’s default, nor shall it prevent Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

     3. Additional Rent.

Tenant, in addition to Basic Rent, shall pay Additional Rent as hereafter specified, payable by Tenant to Landlord under this Lease being deemed “Additional Rent”. Basic Rent and Additional Rent shall collectively be referred to as “Rent”.

(A) Impositions.

Tenant shall pay throughout the Term, as Additional Rent, all taxes and assessments, general and special, if any, levied and assessed on the Premises, any improvements or alterations thereto and any personal property located therein, and all other governmental charges and impositions of any kind or nature whatsoever, general or special, foreseen and unforeseen, which if not paid when due, would encumber the title to the Building, all of which are herein called “Impositions” provided, however, that Impositions relating to fiscal periods of the taxing authority which precede or extend beyond the Term of this Lease shall be appointed between Landlord and Tenant. Landlord shall periodically provide Tenant with Landlords estimate of Impositions coming due, and Tenant shall pay to Landlord monthly, together with Basic Rent, one twelfth (1/12) of Landlords estimate of Impositions. Landlord shall forward to Tenant copies of all notices, bills or other statements received by Landlord concerning any Impositions and the presentation of any such invoice shall be conclusive evidence of the amount of the particular element of the Imposition to which the bill or statement refers. Any overpayment or deficiency in Tenants payment of Impositions shall be “Adjusted” within thirty (30) days after Tenants receipt of such statement. For purposes of this Lease “Adjusted” or “Adjustment” means the adjustment between Landlord and Tenant of any overpayment or deficiency in payment by Tenant of Impositions. Any required Adjustment shall be made, as the case may be by;

(i) Tenants payment to Landlord of any deficiency or

(ii) by Landlord’s crediting to Tenant’s account any overpayment or, if such Adjustment is made at the end of the term, Landlord’s reimbursement to Tenant of such overpayment less any amounts due from Tenant. At anytime during a Lease Year, Landlord may re-estimate Tenant’s share of Impositions and adjust Tenant’s monthly installments payable thereafter during the Lease Year to reflect more accurately Tenant’s share of Impositions as reestimated by Landlord.

For purposes hereof, “Impositions” shall also include any and all business licenses and/or franchise taxes imposed upon Tenant, and any taxes, assessments or other levies which may at any time be imposed against the Premises by any federal, state, county, municipal, quasi governmental or corporate entity in respect of public transportation or works or other governmental authority any assessments for public improvements or benefits and including also any tax, assessment or other charges in the nature of a sales, excise, use or other tax upon the Rent payable under this Lease, whether assessed against Tenant or Landlord, or the Premises. Impositions shall also include the cost (including attorney’s fees, consultant fees, witness and appraisal costs) of any negotiation, contest or appeal pursued by Landlord (regardless of outcome). The provisions of this Lease shall not be deemed to require Tenant to Pay municipal, state or federal income, gross receipts or excess Profits taxes assess against the Landlord, or municipal, state or federal estate, succession, or inheritance taxes imposed upon the Landlord provided, however, that if, at any time during the Term of this Lease, the methods of taxation of real estate prevailing on the date of the Lease shall be altered or supplemental so as to cause in lien thereof the whole of the taxes, assessments and other governmental charges owed, levied and assessed on the Premises to be levied and assessed on the Rent payable by tenant to Landlord under this lease, then the taxes so levied and assessed on the Rent shall be deemed to be Impositions and shall be payable by Tenant.

In addition to Tenant’s share of Impositions, Tenant shall pay, prior to the date due, to the appropriate taxing authority, any and all sales, excise and other taxes levied, imposed or assessed with respect to the operation of Tenant’s business and with respect to its inventory, furniture, fixtures, equipment and all leasehold improvements installed by Tenant, any prior tenant or by Landlord on behalf of Tenant. In no event shall Tenant have the right to contest Impositions absent Landlord’s prior written consent, which consent may be withheld or delayed in Landlord’s sole and absolute discretion.

(B) Insurance/Indemnity.

The Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operations of the business to be conducted within the Premises. The Landlord shall not be liable for any accident or injury to any person or persons or property in or about the Premises which are caused by any reason whatsoever, including, but not limited to the conduct and operations of said business, or by virtue of equipment or property owned or permitted in the Premises by the Tenant except when caused by Landlord’s gross negligence and then, only to the extent not covered under Tenant’s insurance. The Tenant agrees to indemnify and hold the Landlord, its agents, employees and lenders having liens against the Premises (“Indemnities”) from and against all liability, claims, suits, causes of action, demands, judgments, cost, interest and expenses (including also actual counsel fees and disbursements incurred in the defense thereof) to which any Indemnities may be subject or suffered, whatsoever by reason of any claim for, injury to, or death of, any person or persons or damage to or loss of property (including also any loss of use thereof) or otherwise, and arising from or in connection with the use by Tenant of, or from any work or anything whatsoever done by Tenant or any of its officers, directors, agents, contractors, employees, licensees or while within the Premises, invitees in any part of the Premises, during the Term of this Lease, or arising from any condition of the Premises due to or resulting from any default by Tenant in keeping observance or performance of any covenant or agreement contained in this Lease or from any fault or neglect of Tenant or any of its officers, directors, agents, contractors, employees, licensees or while within the Premises, invitees.

(ii) In order to assure the Indemnity referred to hereinabove, Tenant shall carry and keep in full force and effect at all times during the Term of this Lease, for the protection of Landlord and Tenant and naming both Landlord, Tenant and any Indemnities of Landlord as may exist from time to time or other parties as landlord may designate from time to time as parties insured, public liability insurance with limits for bodily injury or death of a least ONE MILLION DOLLARS ($1,000,000.00) for any one person or occurrence and at least THREE MILLION DOLLARS ($3,000,000.00) in the aggregate for any accident or number of persons, and on hundred percent (100%) actual replacement cost and extended coverage insurance for all risks, fire, casualty and Property damage covering the Premises, including, but not limited to the heating, air conditioning, water heater, water pump, plumbing (including sprinkler), electrical and mechanical systems serving the Premises and leasehold improvements (including those made by any prior tenant), lifts and auto/truck bays and Alterations, such policies to carry special endorsements covering against damage or loss by earthquake and against damage by water covered by so call flood insurance. All such policies shall, at Landlord’s election, name party as Landlord may designate as loss payee. In addition Tenant shall maintain rental interruption insurance sufficient to cover Rent payable under this Lease for no less than a one year period from and after the date of casualty throughout the

Term naming Landlord or upon prior written notice, such other parties as Landlord may designate, as sole loss payee. In no event shall minimum amounts of coverage called for herein be less that the amount required by lenders having liens on the Premises. Copies of all such policies and/or certificates of insurance shall be furnished to Landlord upon request without undo delay.

(iii) Tenant shall obtain or cause to be obtained prior to commencement of any permitted alterations or other work, and keep in force during performance of the work, public liability and workmen compensation insurance to cover all contracts to be employed and covering Tenant, if Tenant elects to do any work itself The covering limits, form, and content of such policies shall be commercially reasonable and customary as reasonably determined by Landlord, but no event in amounts less than that required under applicable law. Tenant shall also, upon Landlord’s request, carry contract insurance or cause its contracts to post performance bonds. Before commencement of any works on the Premises, Tenant shall deliver certificates to Landlord showing such insurance and/or performance bonds to be in effect.

(IV) Tenant shall carry statutory workman compensation insurance covering its employees in, on and about the Premises. Copy of such policy and/or certificate of insurance shall be furnished to Landlord upon request without undo delay.

(v) A insurance policies required to be obtained by Tenant hereunder shall be issued by recognized and responsible insurance companies, having a “Best Insurance” rating of not less than A and a credit rating not less than XV and be qualified to do business in Maryland, and shall provide that such policies shall not be cancelled without thirty (30) days prior written notice to Landlord. Landlord shall be named as an additional insured and whenever designated by Landlord, as sole loss payee on all such policies, with the exception of the statutory workmen compensation coverage referred to herein and other casualty insurance carried by Tenant covering trade fixtures, equipment and inventory paid for and brought upon the premises by Tenant. Tenant shall deliver to Landlord at least once each Lease year, but so often as Landlord may request from time to time, a copy of all such insurance policies or a certificate thereof showing the same to be in full force and effect.

(vi) In the event Tenant shall fail to keep in force and maintain any such policy of insurance, Landlord shall have the right, at its option, and at the sole cost of Tenant, in addition to all other rights and remedies in the event of default, to purchase such policy or policies of insurance and to pay the premiums thereon. In such, event Tenant shall pay Landlord as Additional Rent an amount equal to Landlord’s cost of such insurance plus fifteen percent (15%) to cover Landlord’s administrative costs in procuring and administering such insurance, upon receipt of a written demand therefore.

(vii) Anything in this Lease to the contrary notwithstanding, the Tenant does hereby release the Landlord from any and all liability for any loss or damage to its property or Premises caused by fire or any of the other casualties covered by the risks included in insurance policies required to be carried by Tenant, including but not limited to Tenant’s general liability, extended coverage all risk, property damage, flood, earthquake and casualty insurance. This release is given notwithstanding that such liability casualty or loss shall have resulted from the negligence of Landlord or Tenant or their respective agents, employees, licenses, contractors or invites. Tenant agrees to cause it insurance policies covering the Premises and contents thereof to contain an appropriate endorsement whereby the insurer agrees that the insurance policy and coverage will not be invalidated by reason of the foregoing waiver of the right of recovery against the Landlord for loss occurring to the properties covered by such policy, and whereby such insurer also waives any right of subrogation against the Landlord and Tenant will, upon request, deliver to Landlord a certificate evidencing such waiver of subrogation by the insurer.

(viii) Anything in this Section 3 to the contrary notwithstanding, Landlord shall have the option, either alternatively or in combination with Tenant, to carry such casualty and property insurance covering the Premises, leasehold improvements, Alterations, and systems serving the Premises, including but not limited to the heating, air conditioning, water heater, water pump, plumbing (including sprinkler), electrical, and mechanical systems, Landlord may determine to be reasonable or necessary to protect its interests, and bill the cost of any insurance carried directly by Landlord to Tenant. Any premiums so billed by Landlord to Tenant shall be Additional Rent and payable within five (5) days of written demand.

     4. Possession of Premises, TENANT’S Work.

Landlord delivers, and Tenant accepts the Premises “as is”. Tenant further acknowledges that is has fully inspected the Premises prior to the execution of this Lease and does hereby assume all of the risks, including but not limited to patent or latent defects as well as responsibility for all existing environmental conditions. Tenant further understands and agrees that Landlord shall be under no liability nor have any obligation to do any preoccupancy work or make any repairs in or to the Premises, except as otherwise expressly provided herein, any work which may be necessary to adapt the Premises for Tenant’s occupancy or for the operation of Tenant’s business therein (including any Alterations that may be necessary now or hereafter to effectuate compliance with any applicable laws), the sole responsibility therefore being that of Tenant and shall be performed by Tenant at its sole cost and expense.

     5. Tenant’s Covenants:

Tenant hereby covenants as follows:

(A) Not to use Premises for any disorderly or unlawful purpose, nor for any purpose not expressly permitted pursuant to this Lease.

(B) To keep the Premises and approaches thereto, including parking areas, clean and free from trash and rubbish, to remove snow and ice from the adjacent sidewalks and any parking areas and loading areas which are a portion of the Premises, and to keep any show windows and signs neat, clean and in good order; and not to store any material or trash of any nature whatsoever on the exterior of the Premises, unless same is contained in covered dumpsters and not to store or dispose of any materials, except in accordance with all applicable laws. Tenant shall contract and arrange for, at Tenant’s expense, trash and materials removal at such intervals as are necessary to satisfy the requirements of this paragraph and applicable laws.

(C) Not to operate any machinery in the Premises which may cause excessive vibration or damage to the Premises, nor create any nuisance.

(D) To inspect all portions of the Premises, both interior and exterior and all machinery and equipment therein, so it may promptly detect the need for repairs to any thereof, to make such repairs as it is herein obligate to make.

(E) Not to place any loads or machinery or safes in the Premises in excess of the existing floor loads or utilize any equipment which would overload the Premises existing systems.

     6. Use of Premises.

(A) Tenant hereby covenants and agrees the Premises shall not be used for any purpose other than for the following purposes: vehicle tire sales, repairs, parts accessories, maintenance and service.

(B) Tenant, at its own expense, shall comply with and carry out promptly, all orders, requirements or conditions imposed by the ordinances, laws and regulations of the United States, Maryland and of all other governmental authorities having jurisdiction over the Premises or Tenant, which are occasioned by or required in the conduct of Tenant’s business in the Premises, including but not limited to all environmental laws and regulations now or hereafter promulgated relative thereto. Tenant shall further comply with the Americans with Disabilities Act of 1990 (ADA) and any amendment to ADA, as well as applicable state land local laws, regulations and ordinances regarding access to, employment of, and service to individuals covered by the ADA. The compliance with ADA will include, but not be limited to, the design, construction and Alterations of the Premises. Tenant will indemnify Landlord and save it harmless from all penalties, claims and demands, resulting from any noncompliance. Tenant shall be responsible for obtaining and shall promptly obtain at its sole cost and expense all licenses, permits, certificates of occupancy, variances, special exceptions or any other permission necessary for its use, occupancy, repairs and subject to Section 8, signs, and subject to Section 9, Alterations of the Premises by Tenant as contemplated herein.

(C) Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public without restriction or in such a manner as might reasonably tend to impair Landlord’s title to the Premises, or any portion thereof, or in such manner as might reasonably make possible a claim of adverse usage or adverse possession by the public, as such or of implied dedication of the Premises or any portion thereof Tenant hereby expressly recognizes that in no event shall it be deemed the agent of Landlord, and no contractor of Tenant shall by virtue of its contract be entitle to assert any lien against the Premises or Landlord’s interest therein.

     7. Repairs, Maintenance.

(A) Landlord shall, subject to the need therefore not being caused in whole or part by the negligent or willful acts or omission of Tenant, its agents, employees, contractors or assigns, and subject to the aggregate cost thereof over the term not exceeding two (2) months of the then current Rent, maintain the exterior, structural walls, and foundations of the building except for alterations and improvements made by Tenant affecting the foregoing, which shall be Tenant’s responsibility to maintain and repair. Tenant shall throughout the Term, at no cost or expense to Landlord, make all other necessary repairs to the interior and exterior of the Premises, including, without limitation, the roof, the plumbing, the parking lot, mechanical and electrical systems serving the Premises. Tenant shall, in addition, at no cost or expense to Landlord, maintain the Premises, and all fixtures, equipment, Alternations and improvements installed or made by Tenant, by Landlord or any prior tenants contained therein, including, but not limited to, heating, air conditioning, water heater, water pump, plumbing (including sprinkler system), electrical and mechanical systems, in at least as good repair order and condition as the same are in on the Lease Commencement Date or date installed by Tenant, reasonable wear and tear and loss by fire or other casualty (to the extent this Lease is terminated pursuant to Section 21 and insurance proceeds sufficient to replace the same are paid to Landlord or its designee or unless Landlord elects, pursuant to Section 21, to restore the Premises), and promptly at no cost or expense to Landlord, shall make or cause to be made, all necessary repairs, interior and exterior, structural and non structural, foreseen as well as unforeseen. Tenant, at its own cost and expense shall also keep, maintain and repair all sideways, driveways, ground (including lawn care) and parking areas in a clean, neat and orderly condition and shall remove all snow and ice therefrom.

(B) All personal property of the Tenant in the Premises shall be there at the sole risk of the Tenant. Landlord shall not be liable for any accident or damage to the property of Tenant resulting from any reason whatsoever. Tenant hereby expressly releases Landlord from liability incurred or claimed by reason of damage therefrom.

     8. Signs and Personal Property

Tenant agrees that no sign, awning, advertisement or notice shall be inscribed, affixed or displayed on any part of the Premises, except if first approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed. Such signage shall further be subject to all requirements and regulations of applicable governmental authorities having jurisdiction over the installation, placement and appearance of signs. Existing signs are deemed approved.

     9. Alterations

(A) Tenant shall not make alterations, installations, changes, replacements, additions or improvements in or to the Premises or any part thereof (“Alterations”), or delay its consent with respect to same, provided such work shall be non structural and provided further that such work shall not affect any of the mechanical, electrical or other systems servicing the building, and provided further, that Landlord shall have received plans and specifications in a form and detail satisfactory to Landlord of any such proposed Alterations, installations, changes, replacements, additions or improvements. Tenant agrees to provide Landlord with the name of any proposed contractors of Tenant, certificates of liability insurance maintained by such contractors in amounts acceptable to Landlord, and copies of all plans for such improvements at the time request for Landlord’s approval is made by Tenant. Tenant shall provide Landlord with a copy of all requisite permits prior to commencement of any such work as its sole expense. All of Tenant’s aforesaid Alterations shall be performed in a good and workman like manner and in compliance with all applicable laws, codes, rules and ordinances. Landlord may at its option and discretion require Tenant at Tenant’s expense, to repair any damage to the Premises caused by either the removal or installation of aforesaid Alterations, or the removal or installation of any of Tenant’s equipment or fixtures that are removable, and Tenant will promptly comply with such directions. In addition to all legal, equitable and other rights and remedies available to Landlord, it is agreed that if Tenant, after receipt of written notice and failure to cure same within ten (10) days, does not comply with its obligations under this Section the Landlord shall have the right (but not the obligation) to perform or cause to be performed Tenant’s obligations, duties and covenants under this Section or any other provisions of this Lease, in which event Tenant shall reimburse to Landlord upon written demand all costs incurred by Landlord as a result thereof, plus fifteen percent (15%) to cover Landlord’s administrative costs.

(B) Tenant shall have no authority to incur any debt or to make any charge against Landlord, or to create any lien upon the Premises for any work or materials furnished for the same, and if any such lien should be filed against the Premises on account of work done to or labor or materials furnished on the Premises at Tenant’s request (whether or not Tenant obtained Landlord’s approval), Tenant shall have a period of thirty (30) days or such shorter period as required by law or Landlord’s lenders having liens against the Premises from the date notice of such lien is brought to attention to pay off said lien and have the same discharged of record, or if Tenant disputes such lien or the amount thereof, to post with the court having appropriate jurisdiction adequate bond required to release said lien of record. If Tenant shall fail to cause such lien to be so discharged or bonded within the time prescribed above, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due the amount so paid by Landlord, plus fifteen percent (15%) to cover Landlord’s administrative costs, plus Landlord’s actual attorney’s fees in either defending or procuring discharge of such lien, together with interest thereon at the Default Rate shall be due and payable by Tenant to Landlord as additional Rent, upon demand.

(C) All existing leasehold improvements, alterations and other additions or installations made to or within the Premises shall be Landlord’s property upon installation and shall not be removed from the Premises. Notwithstanding the foregoing, upon the expiration or earlier termination of the Lease, Tenant shall at Tenant’s expense, remove any of the foregoing items (except Alterations made with Landlord’s consent, where at the time of consent Landlord does not specify that the same will need to be removed upon expiration or earlier termination of the Lease) from the Premises if Landlord gives Tenant written notices to do so. Tenant shall promptly repair or, at Landlord’s election reimburse Landlord for the cost of repairing all damage done to the Premises by such removal.

     10. Assignment and Subletting.

Tenant acknowledges that Landlord has entered into this Lease based on the financial creditworthiness and business reputation of Tenant and that such was a material inducement to Landlord’s entering into Lease. Accordingly, Tenant shall not, either directly, or indirectly, or by operation of law or by merger, reorganization or otherwise:

(a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the Term and estate hereby granted or any interest hereunder;

(b) permit the Premises or any part to be utilized by anyone other than Tenant or

(c) sublet or hypothecate (all of which be hereafter referred to as a “Transfer”) the Premises or any part thereof without obtaining in each instance, Landlord’s written consent, which may be withheld, conditioned or delayed in Landlord’s sole and absolute discretion. The transfer of any ownership interest in Tenant so as result in a change of control by way of merger, sale, reorganization, transfer of stock (except with respect to transfer of stock which is listed on a “National Securities Exchange” as defined in the Securities Exchange Act of 1934), sale of assets, appointment of a receiver or take-over by governmental authorities or otherwise shall be deemed a prohibited Transfer requiring Landlord’s consent. Transfer of Tenant’s right to occupy or use all or any portion of the Premises made without Landlord’s consent shall be null and void and confer no rights upon any third person. The consent by Landlord to any Transfer of Tenant’s rights hereunder shall not constitute a waiver of the necessity for such consent to any subsequent attempted Transfer. Receipt by Landlord or Rent due hereunder from any party other than Tenant shall not be deemed to be a consent to any such Transfer, nor relieve Tenant of its obligating to pay Rent for the full Tern of this Lease, Tenant shall have no claim and hereby waives the right to make claim against Landlord to damages by reason of refusal, withholding or delaying by Landlord of consent to a requested

Transfer. Tenant agrees at the time of requesting Landlord’s consent to pay to Landlord an amount equal to Two Thousand and 00/100 Dollars ($2,000.00) to cover Landlord’s attorney fees and administrative expense for the review, processing or preparation of any document in connection with a permitted Transfer, such payment to be made in consideration of Landlord’s review and independent of and regardless as to whether or not Landlord’s consent is granted.

     11. Examination of Premises.

After reasonable advance notice, except in cases of an emergency, Tenant shall allow Landlord and its agents reasonable access to the Premises during all reasonable hours for the purpose of examining the same to ascertain and determine if the Premises are in good repair and condition and for making repairs required of Landlord hereunder. Landlord’s access shall in no event constitute an eviction in whole or in part of Tenant and in no event shall such access give rise to any claim of disrupted use, breach of quiet enjoyment nor shall such access in any way affect or alter Tenant’s obligation to pay Rent as and when provided herein. Landlord may exhibit the Premises to prospective purchasers at anytime during the Term hereof and to prospective tenants during the last twelve (12) months of the Term. Landlord, during the last twelve (12) months of the Term, or any time Tenant shall be in default of its obligations hereunder, shall have the right to post For Rent signs on the Premises.

     12. Subordination/Attornment.

Tenant agrees that this Lease shall be subject and subordinate to the lien or liens of any mortgages, deed or deeds of trust, or other security interests (collectively the “Interest”) that may now or may hereafter be placed against the Premises and that this clause shall be self operating. Notwithstanding the fact that this clause is self-operating, if Landlord requests, Tenant shall execute any instruments, releases or other documents that may be required for the purpose of confirming that this Lease, and Tenant’s interest is subject and subordinate to the lien of any Interest, whether original or substituted. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed of trust, to return to the purchaser upon any such foreclosure sale and to recognize such foreclosure sale and to recognize such purchaser as the Landlord under this Lease and that upon failure to do so within ten (10) days of demand, Landlord shall be deemed and designated by Tenant as its Attorney-In-Fact, such to be coupled with an interest, with full authority to execute any instruments required of Tenant under this Lease. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceedings is brought.

     13. Insolvency or Bankruptcy of Tenant.

If at any time prior to the Commencement Date of this Lease, or any time during the term hereby demised, there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenants property, and if within thirty (30) days hereof Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into a plan under the Bankruptcy Code (as defined below), this Lease, at the option of Landlord, may be cancelled and terminated by notice of cancellation to Tenant effective three (3) days thereafter, in which event neither Tenant nor Guarantor nor any person claiming through or under Tenant or Guarantor by virtue of any statute or of an order of any court shall be entitled to possession, or to remain in possession of the Premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statue or rule of law may retain as liquidate damages any Rent, security, deposit or monies received by Landlord from Tenant or others in behalf of Tenant. If Tenant becomes a debtor within the meaning of the Bankruptcy Reform act of 1978, as the same may from time to time be amended (“Bankruptcy Code”) and notwithstanding any other provisions of this Lease, this Lease and Landlord’s and Tenant’s rights are then made subject to such Bankruptcy Code, it is covenanted and agreed that the failure of Tenant or its representative appointed in accordance with said Bankruptcy Code to furnish accurate information and adequate assurances as to the source of Rent and other consideration due under this Lease, or conduct or have conducted at the Premises Tenant’s business as provided in Section 6 hereof, shall in any case each be deemed a default under this Section 20, and Landlord shall have all rights and remedies herein afforded to it in the event of any default by Tenant under this Lease. Tenant’s interest in this Lease shall not pass to any trustee or receiver or assignee for the benefit of creditors or operation of law except as may be specially provided by the Bankruptcy Code.

     14. Default.

(A) In event that:

(i) Tenant shall fail to pay when due any payment of the Rent payable by Tenant hereunder and such failure shall continue for a period of five (5) days following receipt by Tenant of written notice thereof (such notice only being required once in any twelve month period) or

(ii) Tenant shall violate any other term, covenant or condition of this Lease or neglect or fail to perform or to observe any of the other terms, conditions or covenants herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within fifteen (15) days of written notice thereof from Landlord, provided however, that if cure is not reasonably possible within the aforesaid fifteen (15) day period, then, in such event, Tenant shall be afforded an additional reasonable time within to effectuate cure or

(iii) in the event that this Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, or taken over by governmental authority or otherwise breach Section 13 above; or

(iv) if Tenant shall abandon, vacate or desert the Premises, or fail to operate the Premises from the purposes provided in Section 6 thereof, or

(v) Tenant shall, except as expressly otherwise permitted herein, Transfer its interest in this Lease, then in any one or more of such events, Tenant shall be in default of the Lease and Landlord shall have the right, as its option, in addition to any other rights and remedies set forth in this Lease or provided at law or in equity either:

(1.) To terminate this Lease and if the event of default is not so cured, Tenant’s right to possession of the Premises shall cease and the Lease shall thereupon be terminated; or

(2.) With or without notice to re-enter and take possession of the Premises without terminating the Lease, or any part thereof, and repossess the same as Landlord’s former estate and expel the Tenant and those claiming through or under Tenant, and remove the effects of both or higher, (forcibly, if necessary), and the Landlord shall have the right, without further notice or demand, to take the action and do the things aforesaid without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of contract, it being expressly understood that if the Landlord elects to re-enter, Landlord may terminate this Lease, or from time to time, without terminating the Lease, may relet the Premises, or any part thereof, for such terms and rental or rentals and upon such other terms and conditions as Landlord may deem advisable, with the right to make such Alterations and repairs and grant such rental concessions to prospective tenants of the Premises at Tenant’s expense, as Landlord in its sole business judgment believes reasonably necessary in connection with securing another tenant. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination hereof be decreed by court of competent jurisdiction. In no event shall Landlord be obligated to relet the Premises or mitigate damages, it being understood that the failure to relet or mitigate shall in no event reduce Landlord’s entitlement to Basic Rent, Percentage Rent, Additional Rent and other sums payable under this Lease throughout the Term.

(3.) In no event shall Landlord be obligated to provide notice of default more often than once in a twelve (12) month period, it being understood that Landlord may exercise its rights under this Lease in the event of default without notice if a notice of default has previously been given during the immediately preceding twelve (12) month period; or

(4.) In the event of any such termination, Tenant shall nevertheless pay the Rent and all other sums as herein provided up to the time of such termination, and thereafter, Tenant, until the end of what would have been the term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for and shall pay to Landlord, as liquidated current damages, an amount equal to:

(i) The Rent and all sums as hereinbefore provided which would otherwise be payable hereunder if such termination had not occurred, less the net proceeds, if any, of reletting of the Premises after deducting all of the Landlord’s expenses in connection in with such reletting, including without limitation, all repossession costs, brokerage commissions, legal expenses including actual attorney’s fees, expenses of employees, alteration and remodeling costs, and expenses of preparation for such reletting; or

(ii) The present value of the Rent and all other sums as herein before provided which would otherwise be payable hereunder if such termination had not occurred, discounted at an interest rate equal to the Prime Rate of interest as published in the Wall Street Journal as of the date of default, Tenant shall pay such liquidated current damages on the days on which the Basic Rent would have been payable hereunder if this Lease had not been terminate or at Landlord’s election, shall pay such amount to Landlord by lump sum, upon demand. If this Lease shall be terminated as aforesaid, Landlord may but shall not be obligated to relet the Premises or any part thereof, for the account and benefit of Tenant, for such terms and to such person or persons and for such period or periods as Landlord may determine and any such sums received shall be applied first against all of the Landlord’s expenses in connection with such reletting, including without limitation, all repossession costs, brokerage commissions, legal expenses including actual attorney’s fees, expenses of employees, alteration and remodeling costs, and expenses of preparation for such reletting, and then against damages occasioned by Tenant’s default. The acceptance of a tenant by Landlord in place of Tenant shall not operate as a release of Tenant from the performance of any covenant, promise or agreement herein contained, and the performance of any substitute tenant by the payment of Rent, or otherwise, shall not constitute satisfaction of the obligations of Tenant arising hereunder. Any damages or deficiencies, at the option of Landlord, may be recovered by Landlord in separate actions, from time to time, as Tenant’s obligations for payment would have accrued if the Term had continued, or from time to time as said damages or deficiencies shall have been made more easily ascertainable by reletting of the Premises, or any such action by Landlord may, at the option of Landlord, be deferred until the expiration of the Term or may be accelerated and immediately due and payable.

(B) Tenant hereby expressly waives any provision of law now in force or which hereafter may be enacted giving Tenant the right under any condition after default to the redemption and repossession of the Premises or any part thereof

(C) Unless otherwise agreed to by the parties in writing, no payment by Tenant or receipt by Landlord of a lesser amount than the installments of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord’s right to recover the balance of such Rent or pursue any other remedy.

(D) In addition to and not in limitation of the other remedies provided in this Lease, the Landlord shall be entitled to the restraint by injunction of any violation or attempted or threatened violation of any of the terms, covenants, conditions, provisions or agreements of this Lease.

(E) If Tenant shall default in the performance of any covenant on its part to be performed by virtue of any provision of this Lease, and if in connection with the enforcement of its rights or remedies, Landlord shall incur fees and expenses for services rendered (including without limitation, reasonable attorney’s (fees), then such fees and expenses shall be immediately reimbursed by Tenant to Landlord on demand. In the event Landlord shall file any legal action for the collection of Rent or any eviction proceeding, whether summary or otherwise, for the non payment of Rent, and Tenant shall make payment of such Rent due payable prior to the rendering of any judgment, then Landlord shall be entitled to collect, and Tenant shall be obligated to pay, in addition to all Rent due (including the late charges provided for above), all court filing fees and actual legal fees of Landlord.

(F) The remedies of Landlord provided for in this Lease are cumulative and are not intended to be exclusive of other remedies to which Landlord may be lawfully entitled. The exercise by Landlord of any remedy to which it is entitle shall not preclude or hinder the exercise of any other such remedy, nor constitute an election of remedies.

     15. Effect of Waiver.

If, under the provisions of this Lease, summons or other notice shall, at any time, be served upon Tenant by Landlord and a compromise or settlement shall be effected either before or after judgement or decree, whereby Tenant shall be allowed or permitted to retain possession of the Premises, the same shall not constitute a waiver of any covenant or agreement herein contained, or of this Lease itself except to the set forth in such comprise or settlement. No waiver by Landlord or Tenant of any breach of agreement herein contained shall be construed to be a waiver of the covenant itself or of any subsequent breach thereof. No re-entry by Landlord and no acceptance by Landlord of keys from Tenant shall be considered an acceptance of a surrender of the Lease.

     16. Estoppel Certificates.

Landlord and Tenant agree at any time and from time to time, upon not less than ten (10) days prior written notice by the other, to execute, acknowledge and deliver to the other party a statement in writing certifying

(1) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modification),

(ii) the date to which the Rent hereunder has been paid by Tenant,

(iii) whether or not to the knowledge of the party giving such estoppel, Landlord or Tenant are in default in the performance of any covenant, agreement or condition contained in Lease, and, if so, specifying each such default of which such party may have knowledge, and

(iv) the address to which notices to such party should be sent, and

(v) such other matters as Landlord may require. Any such statement delivered pursuant hereto may be replied upon by Landlord, Tenant any other prospective tenant or purchaser, any owner of the Premises, any mortgagee or prospective mortgagee of the Premises or of Landlord’s interest therein, or any prospective assignee of any such interest.

     17. Eminent Domain.

Tenant agrees that if the Building, or so much of the Premises so as impair Tenant’s use of the Premises, shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against the Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation; and all rights of the Tenant to damages therefore, if any, are hereby assigned by the Tenant to the Landlord. Upon any condemnation or taking, affecting the whole or any substantial part of the Premises as provided above, the Term of this Lease shall cease and terminate unless the parties otherwise agree in writing. The Tenant shall have no claim for the value of any unexpected Term of this Lease. If less than the whole of the Building or substantial part of the Premises is taken or condemned by any governmental authority for any public or quasi-public use or purpose, and in the event neither Landlord not Tenant shall desire to terminate this Lease, then and in such event the Basic Rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For purposes of this Section, a substained part of the Building shall be considered to have been taken if twenty five percent (25%) or more is taken. A substained portion of the Premises shall be deemed taken if more than twenty twenty five percent (25%) of the areas of available for parking are taken. Notwithstanding anything to the contrary contained herein. Tenant shall be entitled to pursue a separate claim for the value or Tenant’s furnishings, equipment, movable trade fixtures which are not deemed pursuant to this Lease to be Landlord’s property and then only to the extent paid for by Tenant and provided such claim shall in no manner diminish the award or other compensation to which Landlord would otherwise be entitled.

     18. Quiet-Enjoyment.

Subject to the rights reserved to Landlord herein, Landlord covenants the if Tenant shall not be in default hereunder (after the expiration of any notice and cure period). Tenant shall at all times peaceably and quietly have, hold and enjoy the Premises in accordance with the terms and conditions of this Lease, without any interruption from Landlord or any other person claiming through or under Landlord.

     19. Notices

Until further notice by either party to the other, in writing, all notice or communications required or permitted hereunder shall be sent by registered or certified mail, return receipt requested, (a) if to Landlord, addressed to:

The Three Marquees
P.O. Box 428
Savage, Maryland 20763

(b) If to Tenant, addressed to:

Mr. Tire, Inc.
P.O. Box 428
Savage, Maryland 20763

     20. Tenant Holdover

This Lease shall expire, without notice by either part to the other at midnight of the last day of the Term. If Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, Tenant, at Landlord’s election, shall become either a Tenant at sufferance, or Tenant from month to month, Landlord expressly reserving the right to terminate such tenancy and reenter and take possession of the Premises with or without notice or process. Tenant hereby promises and represents that it will promptly surrender the Premises, in accordance with the terms and conditions of this Lease, and hereby acknowledges that such promise is a material inducement to Landlord to enter into this Lease Agreement. Tenant further agrees to indemnify and hold Landlord harmless from and against any and all claims or liability, to any part whatsoever, occasioned from and by Tenant’s holding over, including any actual attorney’s fee or other costs associated therewith. In the event Tenant shall holdover subsequent to the expiration of the Term or any renewal term of this Lease, Landlord shall in lieu of Rent, be entitled to demand and receive from Tenant monthly use and occupancy payments for each month in which Tenant shall holdover subsequent to the expiration of the term of Lease, in an amount equal to twice the Basic Rent during the last month of the term of this Lease, plus any and all Additional Rent or other charges due under this Lease. Each such use and occupancy payment shall be due on or before the first day of each calendar month in which Tenant shall holdover hereunder. In no event shall Landlord’s demand or acceptance of such use and occupancy payments be considered to constitute an acquiescence by Landlord to the extension of the Term hereof, and Landlord shall be entitled to obtain immediate possession of the Premises irrespective of any such demand or acceptance. In the event Tenant shall pay monthly use and occupancy payments for any calendar month following expiration of the Term hereof such payment shall be prorated upon Tenant’s surrender of full and exclusive possession of the Premises to the Landlord, free of any and all other parties claiming through or under the Tenant.

     21. Damage by Casualty.

(A) Tenant shall give prompt notice to Landlord in case of any fire or other damage or casualty to the Premises or the Building. If

(i) the Building shall be damaged to the extent that in Landlord’s reasonable judgment, repairing such damage or destruction would not be economically feasible;

(ii) the Building shall be damaged as a result of a risk which is not covered or any portion thereof shall require that the insurance proceeds under the policies referred to in Section 3. (B) hereof be used for other than repairing, replacing and rebuilding such damage, then in any event Landlord may terminate this Lease by notice given within ninety (90) days after such event. In the event this Lease is terminated as provided above in this Section

21: (i) the entire proceeds of the insurance provided for in Section 3. (B) hereof shall be paid by the insurance company or companies directly to Landlord and shall belong to, and be the sole property of, Landlord; (1) the portion of proceeds of the insurance provided for in Section 3. (B) which is insuring equipment, fixtures and other items, which by the terms of the Lease, belong to the Landlord by whatever cause shall be paid by the insurance company or companies directly to Landlord, and shall belong to, and be the sole property of, Landlord;

(iii) Tenant shall immediately vacate the Premises in accordance with this Lease

(iv) All Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs; and

(v) Landlord and Tenant shall be relieved from any and all further liability or last obligation hereunder except as expressly provided in this Lease. Tenant hereby waives any and all rights to terminate this Lease that it may have, by reason of damage to the Premises by fire, flood, earthquake or other casualty, pursuant to any presently existing or hereafter enacted statute or pursuant to any other law.

(B) If all or any portion of the Building is damaged by fire, flood, earthquake or other casualty and this Lease is not terminated in accordance with the provisions of Section 21 (A), then all insurance proceeds under the policies referred to in Section 3. (B) hereof that are recovered on account of any such damage by fire or casualty shall be made available for the payment of the cost of repair, replacing and rebuilding and as soon as practicable after such damage occurs Landlord shall, using the proceeds provided for by Section 3. (B) hereof, repair or rebuild the Building and other portions of the Premises or such portion hereof to its condition immediately prior to such occurrence to the extent the cost therefore is fully funded by insurance proceeds. Alternatively, at Landlord’s option, Landlord may require that Tenant perform such repairs, in which case, Landlord shall make available to Tenant, insurance proceeds received by Landlord-In no event shall be obligated to repair or replace Tenant’s movable trade fixtures or other personal property. In addition, Tenant shall, using the remaining proceeds of the insurance proceeds from policies provided for in Section 3 (B) hereof, repair, restore and replace Tenant’s movable trade fixtures, personalty and equipment. If the aforesaid insurance proceeds under the insurance provided for in Section 3 (B) hereof shall be less the cost of repairing or replacing Tenant’s movable trade fixtures, equipment and personalty, or other items required to be insured by Tenant pursuant to Section 3 (B) hereof, Tenant shall pay the entire excess cost thereof, and if such insurance proceeds shall be greater than the cost of such repair, restoration, replacement or building, the excess proceeds shall belong to, and be the property of Tenant.

(C) In the event of any repair or rebuilding pursuant to the provisions of Section 21 hereof, then only to the extent Landlord receives rental insurance proceeds equal to the Rent due during the period the Building and other portions of the Premises are undergoing repairs and Tenant’s use is precluded, there shall be abated an equitable portion of the Basic Rent during the existence of such damage, based upon the portion of the Premises which is rendered untenantable and the duration thereof Landlord shall not be liable or obligated to tenant to any extent whatsoever by reason of any fire or other casualty damage to the Premises, or any damages suffered by Tenant by reason thereof, or the deprivation of Tenant’s possession of all or any of the Premises.

     22. Jury Trial Waiver.

Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other one in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant’s use OF occupancy of the Premises, and/or claim of injury or damage. Tenant acknowledges that the waiver of jury trial has been reviewed with counsel and is an acceptable and material business term of this Lease.

     23. General Provisions.

(A) Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise to any contractor, subcontractor, laborer or materials for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of the Premises or any part thereof.

(B) Nothing herein contained shall in any way be considered or construed as creating the legal relation of a partnership or joint venture between Landlord and Tenant, it being expressly understood and agreed by the parties hereto that the relationship between the parties shall be one of Landlord and Tenant.

(C) It is further and agreed that the covenants, agreements and conditions shall be binding upon the Landlord and Tenant, as we as their respective, heirs, executors, administrators, successors and permitted assigns.

(D) This Lease shall be governed and construed in accordance with the laws of the State of Maryland.

(E) If any covenants or agreements of this Lease or the application thereof to any person or circumstances shall be held to be invalid or unenforceable, then, and in each such event, the remainder of this Lease or the application on such covenant or agreement to any other person or any other circumstances shall not be thereby affected, and each covenant and agreement hereof shall remain valid and enforceable to the fullest extent permitted by law.

(F) Upon the request of Landlord, Tenant shall execute and deliver a memorandum of Lease or short form Lease suitable for recording. In no event shall Tenant record this Lease or any short form Lease without Landlord’s written consent, such consent to be withheld, conditioned or delayed in Landlord’s sole and absolute discretion.

(G) In the event that any mortgage providing financing on the Premises requires, as a condition of such financing, that modifications to the Lease be Obtained, and provided that such modifications

(1) Do not increase the Rent and other sums due hereunder, or

(ii) Constitute a no material change any substantive rights, obligations or liabilities of Tenant under this Lease, then Landlord may submit to Tenant a written amendment to this Lease incorporating such changes, and if Tenant does not execute and return such written amendment within ten (10) days after the same has been submitted to Tenant, then Landlord shall thereafter have the right at it sole option, to immediately cancel and terminate this Lease or to exercise its powers as attorney-in-fact, pursuant to Section 23 (O) below.

(H) Any obligation arising during the Term of this Lease under any provision herein contained, which would by its nature require the Tenant to take certain action after the expiration of the termination of this Lease to fully comply with the obligation arising during the Term, shall be deemed to survive the expiration of the Term or other termination of this Lease to the extent of requiring any such action to be performed after the expiration of the Term which is necessary to fully perform the obligation that erode during the Term of this Lease.

(I) The captions and headings throughout this Lease are for convenience and reference only, and the words contained in such captions shall in no way be held or deemed to meaning of any provision of this Lease.

(J) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural and words in the plural shall be held to include the singular, when the sense so requires.

(K) Further, if the holder of a mortgage or deed of trust which includes the Premises, notifies the Tenant that such holder has taken over the Landlord’s rights under this Lease, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from Rent thereafter due and payable, but shall look solely to the Landlord’s interest in the Premises for satisfaction of such claim.

(L) By its entry into this Lease the Tenant represents and acknowledges to the Landlord that the Tenant has satisfied itself as to the use which it is permitted to make of the Premises and has inspected the Premises and confirms that the same are acceptable to Tenant, Tenant further acknowledges that Landlord has made no representations, warranties or covenants to Tenant except as expressly provided herein.

(M) No diminution or shutting off light, air or view by any structure that may be erected on the Premises or on any adjacent or nearby properties shall in any manner affect this Lease or obligations of Tenant hereunder.

(N) Time is of the essence with respect to the performance of Tenant’s obligations hereunder, including, but not limited to the obligation to pay Basic Rent, Percentage Rent, Additional Rent and other sums due hereunder.

(O) In the event Tenant shall fail or refuse to execute and deliver to Landlord any document or instrument which may be required under the terms of this Lease within ten (10) days after Landlord’s written request therefore, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant, such appointment being coupled with an interest, with full power and authority to execute and deliver such documents or instruments for and in the name of Tenant.

     24. Brokers.

The respective parties certify that no person or company provided services as a broker, agent, finder or assisted in the negotiations of this Agreement. Each party agrees to indemnify the other for any claim asserted by any person or company purporting to act on its behalf in providing services as a broker, agent or finder, in connection with this Agreement.

     25. Entire Agreement.

It is understood and agreed by and between the parties hereto that this Lease and the Exhibits attached hereto contain the final and entire agreement between the said parties and they shall not be bound by any terms, statements, conditions or representations, oral or written, not herein contained.

     26. Landlord’s Liability.

If the Landlord shall sell, convey or otherwise dispose of its interest in the Premises, then the undersigned Landlord shall be deemed to be released of all obligations hereunder arising from the date of such transfer, and the transferee shall be deemed to be the Landlord hereunder for all purposes hereunder. Anything contained in this Lease or as provided at law to the contrary notwithstanding. Tenant acknowledges that as an express condition to Landlord’s entering into this Lease, Tenant agrees that Landlord, its agents, officers, employees and assigns shall have no personal liability nor shall any of them be subject to monetary claim of any kind or nature. In the event of a breach or default by Landlord, Tenant shall have no right to consequential damages, claims for loss sales or profits or the like, any and all such claims being expressly waived as a material inducement to Landlord’s entering into this Lease. Moreover, in the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant acknowledges and agrees that its sole remedy shall be limited to an action for specific performance and even then, only to the extent the cost of such performance is less than two (2) months Rent, any amounts to effect specific performance over and above such sum being Tenant’s responsibility, being a negotiated condition of this Lease that Landlord’s aggregate cost of repairs under Section 7 shall never exceed over the Term the sum of two (2) months then current Rent. The provisions hereof shall insure to Landlord’s successors and assigns.

     27. Force Majeure.

Each party shall be excused from performing any obligation or under takings provided for in this Lease for so long as such performance is prevented or delayed, retarded or hindered by act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violation, sabotage, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, condemnation, laws, order of government or civil or military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the party prevented, retarded, or hindered thereby, including reasonable delays for adjustments of insurance. Anything contained herein to the contrary notwithstanding, Tenant’s obligation to pay Basic Rent, Additional Rent, or other charges due under the applicable provisions of the Lease, shall not be excused by reason of any of the foregoing events.

     28. Modification.

This Lease cannot be changed or terminated orally. Any agreement hereafter made shall be ineffective to change, modify or discharge this Lease in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

     29. Hazardous Material.

The term “Hazardous Material” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either:

(i) Potentially injurious to the public health, safety or welfare, the environment or the Premises,

(ii) Regulated or monitored by any government authority, or

(iii) A basis for liability of Landlord or Tenant or any occupant of the Premises to any governmental agency or third party under applicable statute or common law theory. Hazardous Materials shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof Tenant shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Materials without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expenses) with all applicable law. “Reportable Use” shall mean

(1) The installation or use of any above or below ground storage tank

(ii) The generation, possession, storage, use, transportation, or disposal of Hazardous Materials. Reportable Use shall also include Tenant being responsible for the presence in, on or about the Premises of Hazardous Materials with respect to which any applicable law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but in compliance with all applicable laws, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant’s business permitted on the Premises so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability thereof. In addition, Landlord may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Materials, and activities including Hazardous Materials, by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself the public, the Premises and environment against damage, contamination or injury and/or liability therefrom, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the premises (such as concrete encasements) and/or the deposit of an additional security deposit. Tenant shall be reasonable for compliance with applicable laws respecting Hazardous Materials discovered, now or hereafter, to be existing in the Premises and Tenant shall indemnify and hold Landlord harmless for all claims, costs, liabilities, obligations of any kind and nature related to the use, presence abatement or contaminants of Hazardous Materials on the Premises. It is further expressly understood and agreed, that any Hazardous Materials which become exposed or discovered as a result of Tenant’s Work or Alternations, and which but for such works not have been exposed or discovered, and which but for such works would not be required by government authorities to be abated, shall be abated by Tenant at Tenant’s sole cost and expense as part of Tenant’s Work or Alterations provided by law.

IN WITNESS WHEREOF, Tenant has caused these presents to be signed and sealed by its President and duly authorized agent and representative having power to bind Corporation and Landlord has caused these presents to be signed and sealed by its President, all as of the day and year first written hereinabove.

Landlord
Witness:	The Three Marquees

/s/ Pamela A. Kues	By:	/s/ Joseph Tomarchio, Jr. [SEAL]

Joseph Tomarchio, Jr.

Tenant
Witness:	Mr. Tire, Inc.

/s/ Pamela A. Kues	By:	/s/ Fredric A. Tomarchio [SEAL]

Fredric A. Tomarchio, President